UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2016

Sector 5, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-181742	45-5042353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Duke Street, Suite 110, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (571) 348-1005

2505 Anthem Village Drive, Suite E258, Henderson, Nevada 89052

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Sector 5, Inc. (the "Company")

March 21, 2016

Item 5.01. Changes in Control of Registrant.

On March 18, 2016, Rafael Solorio, the Chief Executive Officer and a significant shareholder of the Company, privately sold 15,000,000 shares of common stock of the Company, constituting approximately 75% of the Company's then outstanding shares, to Kirkland Holding Co., a Delaware corporation ("Kirkland") controlled by Roger B. McKeague, pursuant to a stock purchase agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. As a result of the privately-negotiated sale, a change in control of the Company occurred.

Kirkland purchased the shares for a total of $400,000 in cash. The terms of the purchase and sale transaction were as a result of arm's-length negotiations between Mr. Solorio and Kirkland. Neither party had any relationship with the other prior to the transaction.

In connection with the change in control, Mr. Solorio, the Company's then sole officer, resigned from his positions, as to which there were no prior disagreements or disputes with the Company. Mr. Solorio appointed Roger B. McKeague to the Company's Board of Directors and to be the Company's Chief Executive Officer, Chief Accounting Officer, Treasurer and Secretary, and subsequently resigned as the Company's former sole director.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transaction with Kirkland described in Item 5.01 above, on March 18, 2016, Rafael Solorio, resigned his positions as Chief Executive Officer, Chief Accounting Officer, Treasurer, Secretary and director of the Company.

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On March 18,2016, Roger B. McKeague, age 49, was elected a director and appointed to serve as Chief Executive Officer, Chief Accounting Officer, Treasurer and Secretary of the Company. Prior to joining the Company, Mr. McKeague was the Chief Executive Officer of Sector Five, Inc., an unaffiliated Delaware company involved in marketing educational computing products and consumer electronics, and was an attorney and business consultant focused on business and education management from June 2013 to March 2016. Previously, he was Executive Director at the Charter School Administrative Office for the State of Hawaii in Honolulu from December 2008 to June 2013. Mr. McKeague was a consultant for Forest City, Hawaii where he worked on External Affairs and Legal and Development projects from September 2006 to June 2008. He was Special Assistant to the Director for the Hawaii State Department of Health in Honolulu where he provided executive direction over Department functions and programs on behalf of the Director from December 2003 to July 2005. Mr. McKeague was an Advisor and Policy Analyst in the Office of the Governor of Hawaii from November 2002 to December 2003. He was Chief of Staff for Representative Bud Stonebraker in the Hawaii State Legislature from January 2001 to December 2002. Mr. McKeague was General Legal Counsel for Dawson International, Inc. in Honolulu, Hawaii from January 1998 to December 1998. He was a litigation associate for Dwyer Imanaka Schraff Kudo Meyer & Fujimoto in Honolulu from January 1996 to October 1996, and was the Staff Attorney for the House of Representatives Majority Staff Office from January 1995 to July 1995. Mr. McKeague received his J.D. degree from Lewis & Clark, Northwestern School of Law and his B.A. degree from the University of Hawaii at Manoa.

Mr. McKeague does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. McKeague was not previously engaged in a related party transaction with the Company at any time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibits

10.1	Form of Stock Purchase Agreement, dated as of March 18, 2016, between Rafael Solorio and Kirkland Holding Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2016	SECTOR 5, INC.

	By:	/s/ Rafael Solorio
	Name:	Rafael Solorio
	Title:	Chief Executive Officer

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